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                                                                     EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                         HARKEN OIL & GAS, INCORPORATED

                                  * * * * * * *

                                   ARTICLE ONE

         The name of the corporation is HARKEN OIL & GAS, INCORPORATED.

                                   ARTICLE TWO

         Its registered office in the State of Delaware is located at No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name and address of its registered agent is The Corporation Trust Company, No. 100 West Tenth Street, Wilmington, Delaware.

                                  ARTICLE THREE

         The nature of the business, or objects or purposes to be transacted, promoted or carried on are:

                  To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                  To establish, carry on and transact an oil and gas business and to mine for, prospect for, drill for, produce, store, buy or in any manner acquire, refine, manufacture into its several products, and to sell, market, distribute and transport petroleum and its products and by-products; to mine for, prospect for, drill for, produce, manufacture, store, buy or in any manner acquire, and to market, sell, transport and distribute natural gas and/or artificial gas and/or liquefied petroleum gas and any by-products and residual products thereof and to own, hold, maintain and operate and to sell, exchange, lease, encumber or in any manner dispose of works, buildings, pipelines, mains, distribution systems, machinery, appliances, apparatus, facilities, rights, privileges, franchises, ordinances and such real and personal property as may be necessary, useful or convenient in the production, acquisition, manufacture, storage, transportation, sale and marketing of petroleum, natural gas and artificial gas, or any of them, and the products or by-products thereof.

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                  To engage in the business of exploring for, mining,
         processing, refining, storing, concentrating, converting, treating, preparing for market, manufacturing, developing, buying, selling, exchanging and otherwise producing and dealing in all kinds of ores, metals and minerals, and the products and by-products thereof of every kind and description and by whatever process the same can be or may hereafter be produced, and generally without limit as to amount, to buy, sell, exchange, lease, acquire and deal in lands, mines and mineral rights and claims, and to conduct all business appertaining thereto.

                  To establish and maintain a drilling business and to own and operate drilling rigs, machinery, tools, and apparatus in the boring or otherwise sinking of wells for the production of oil, gas or other minerals, or water and the purchase and sale of such goods, wares, and merchandise as may be used for such business; to acquire, by purchase or otherwise, construct, lease, let, own, hold, sell, convey, equip, maintain, operate, and otherwise deal in and with pipelines, cars, vessels, tanks, tramways, refineries, processing plants, reduction plants, and any and all other conveyances, appliances, and apparatus for storing, transporting, distributing, marketing, manufacturing, distilling, refining, reducing, preparing, or otherwise dealing in and with petroleum, gas, gasoline, asphalt, and any and all other materials, ores, products and by-products thereof and mineral substances, products and by-products thereof; and to acquire, by purchase or otherwise, construct, and lease or let oil field equipment.

                  To purchase, take, receive, lease or otherwise acquire, own, hold, use, improve and otherwise deal in and with, sell, convey, mortgage, pledge, lease, exchange, transfer and otherwise dispose of liens, real estate, real property, production payments, chattels real, and estates, interests and rights and equities of all kinds in lands; and to engage in the business of managing, supervising and operating real property, buildings and structures, to negotiate and consummate for itself or for others leases with respect to such properties, to enter into contracts and arrangements either as principal or as agent for the maintenance, repair and improvement of any property managed, supervised or operated by the corporation; to furnish financial, management and other services to others; to purchase or otherwise acquire, own, use, improve, maintain, sell, lease, or otherwise dispose of any articles, materials, machinery, equipment and property used for or in connection with the business of the corporation and to engage in and conduct or authorize, license and permit others to engage in and conduct any business or activity incident, necessary, advisable or advantageous to the ownership of property, buildings, and structures managed, supervised or operated by the corporation.

                  To build, erect, construct, improve, purchase, lease or otherwise acquire, own, hold, let, maintain, establish, provide, operate, mortgage or otherwise encumber, sell, convey or otherwise dispose of factories, warehouses, agencies, buildings, offices, structures, showrooms, repair shops, houses, works, machinery, plants, storage houses, garages and other buildings and structures.

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                  To manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose, trade, deal in and deal with goods, wares, merchandise and products of every class and description.

                  To enter into or become an associate, member, shareholder, beneficiary or partner in any firm, association, partnership (whether limited, general or otherwise), company, joint stock company, syndicate, or corporation, domestic or foreign, formed or to be formed to accomplish any of the purposes enumerated herein, and to allow or cause the title to, any estate, right or interest in any property (whether real, personal or mixed) owned, acquired, controlled or operated by or in which the corporation has any interest, to remain or be vested or registered in the name of, or operated by, any person, firm, association, partnership (whether limited, general or otherwise), company, joint stock company, syndicate, or corporation, domestic or foreign, formed to accomplish any of the purposes enumerated herein.

                  To borrow money and to make and issue notes, bonds, debentures, obligations, evidences of indebtedness of all kinds, whether secured by mortgage, pledge or otherwise, without any limit as to amount, and to secure the same by mortgage, pledge or otherwise; and generally to make and perform agreements and contracts of every kind and description.

                  To do all and everything necessary, suitable and proper for the accomplishment of any of the purposes, or the attainment of any of the objects, or the furtherance of any of the powers hereinbefore set forth, either alone or in association with other corporations, firms, partnerships, and individuals and to do every other act or acts, thing or things incidental or pertinent to or growing out of or connected with the aforesaid business or powers or any part or parts thereof; provided the same be not inconsistent with the laws under which this corporation is organized.

         The foregoing clauses shall be construed both as purposes and powers, and it is hereby expressly provided that the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the powers of the corporation and are in furtherance of and in addition to and not in limitation of the general powers conferred by the laws of the State of Delaware.

                                  ARTICLE FOUR

         The aggregate number of shares which the corporation shall have authority to issue is Ten Million (10,000,000) shares, all of which shall be Common Stock of the par value of One Dollar ($1.00) per share, aggregating Ten Million Dollars ($10,000,000).

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                                  ARTICLE FIVE

         The minimum amount of capital with which the corporation will commence business is One Thousand Dollars ($1, 000).

                                   ARTICLE SIX

         The names and mailing addresses of the incorporators are as follows:

     NAME                                     ADDRESS
     ----                                     -------
M. A. Ferrucci                          100 West Tenth Street
                                        Wilmington, Delaware  19801

R. F. Andrews                           100 West Tenth Street
                                        Wilmington, Delaware  19801

W. J. Reif                              100 West Tenth Street
                                        Wilmington, Delaware  19801

         The powers of the incorporators shall cease and terminate upon the filing of the Certificate of Incorporation in the office of the Secretary of State of Delaware.

                                  ARTICLE SEVEN

         The corporation is to have perpetual existence.

                                  ARTICLE EIGHT

         The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

                                  ARTICLE NINE

         In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

         To make, alter or repeal the by-laws of the corporation.

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         To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

         To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

         By resolution passed by a majority of the whole board, to designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in the resolution or in the by-laws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the by-laws of the corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

         When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding, having voting power given at a stockholders' meeting duly noticed for that purpose, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in, and/or other securities of, any other corporation or corporations, as its Board of Directors shall deem expedient and for the best interests of the corporation.

                                   ARTICLE TEN

         Every person who is or was a director, officer or employee of the Corporation, or of any

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other corporation which serves or served as such at the request of the
Corporation, shall, in accordance with this Article Ten but not if prohibited by law, be indemnified by the Corporation as hereinafter provided against reasonable expense and any liability paid or incurred by him in connection with or resulting from any threatened or actual claim, action, suit or proceeding, (whether brought by or in the right of the Corporation or such other corporation or otherwise), civil, criminal, administrative or investigative, in which he may be involved, as a party or otherwise, by reason of his being or having been a director, officer or employee of the Corporation or such other corporation, whether or not he continues to be such at the time such expense or liability shall have been paid or incurred.

     As used in this Article Ten, the term "expense" shall mean counsel fees and disbursements and all other expenses (except any liability) relating to any such claim, action, suit or proceeding, and the term "liability" shall mean amounts of judgments, fines or penalties against, and amounts paid in settlement by, a director, officer or employee with respect to any such claim, action, suit, or proceeding.

     Any person referred to in the first paragraph of this Article Ten who has been wholly successful, on the merits or otherwise, with respect to any claim, action, suit or proceeding of the character described in such first paragraph shall be reimbursed by the Corporation for his reasonable expense.

     Any other person claiming indemnification under the first paragraph of this Article Ten shall be reimbursed by the Corporation for his reasonable expense and for any liability (other than any amount paid to the Corporation) if a Referee shall deliver to the Corporation his written finding that such person acted, in good faith, in what he reasonably believed to be the best interests of the Corporation, and in addition with respect to any criminal action or proceeding,

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reasonably believed that his conduct was lawful. The termination of any claim, action, suit or proceeding by judgment, settlement (whether with or without court approval), adverse decision or conviction after trial or upon a plea of guilty or of nolo contendere or its equivalent, shall not create a presumption that a director, officer or employee did not meet the foregoing standards of conduct. The person claiming indemnification shall at the request of the Referee appear before him and answer questions which the Referee deems relevant and shall be given ample opportunity to present to the Referee evidence upon which he relies for indemnification; and the Corporation shall, at the request of the Referee, make available to the Referee facts, opinions or other evidence in any way relevant for his finding which are within the possession or control of the Corporation. As used in this Article Ten, the term "Referee" shall mean independent legal counsel (who may be regular counsel of the Corporation), or other disinterested person or persons, selected to act as such hereunder by the Board of Directors of the Corporation, whether or not a disinterested quorum exists.

     Any expense incurred with respect to any claim, action, suit or proceeding of the character described in the first paragraph of this Article Ten may be advanced by the Corporation prior to the final disposition thereof upon receipt of an undertaking made by or on behalf of the recipient to repay such amount if it is ultimately determined that he is not to be indemnified under this Article Ten.

     The rights of indemnification provided in this Article Ten shall be in addition to any rights to which any such director, officer or employee may otherwise be entitled by contract or as a matter of law and, in the event of such person's death, such rights shall extend to his heirs and legal representatives.

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                                ARTICLE ELEVEN

     No contract, act or transaction of this corporation with any person or persons, firm, trust or association, or with any other corporation, shall be affected or invalidated because any director, officer or shareholder of this corporation is a party to, or is interested in, said contract, act or transaction, or is in any way connected with any such person or persons, firm, trust or association, or is a director, officer or shareholder of, or otherwise interested in, any such other corporation, nor shall any duty to pay damages to this corporation be imposed upon such director, officer or shareholder of this corporation solely by reason of such fact, regardless of whether the vote, action or presence of any such director, officer or shareholder may be or have been necessary to obligate this corporation on, or in connection with, such contract, act or transaction, provided that such interest or connection (other than an interest as a non-controlling shareholder of any such corporation) be known or disclosed to the Board of Directors of this corporation.

                                ARTICLE TWELVE

     No holder of securities of the corporation of any class shall have any preemptive right or be entitled as a matter of right to subscribe for or purchase any part of any new or additional issue of stock of the corporation or of any other class of securities of the corporation of any kind whatsoever, whether now or hereafter authorized.

                                ARTICLE THIRTEEN

     The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

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                                ARTICLE FOURTEEN

     The number of directors constituting the initial Board of Directors is seven (7) and the names and addresses of the persons who are to serve as directors until the first annual meeting of the stockholders or until their successors are elected and qualified are:

     NAME                                ADDRESS
     ----                                -------
A. Richard Haury                   318 Hunting Hill Road
                                   Woodbridge, Connecticut 06525

G. Harold Welch, Jr.               75 Old Farm Road
                                   Hamden, Connecticut 06517

Phil S. Kendrick, Jr.              Harken Oil & Gas, Incorporated
                                   Post Office Drawer 3057
                                   Abilene, Texas 79604

Harry L. Mulligan                  246 Church Street, Suite #404
                                   New Haven, Connecticut 06510

Thomas M. Osborn                   20349 Delita Drive
                                   Woodland Hills, California 91346

R. C. Taylor, Jr.                  Post Office Box 510
                                   Southport, Connecticut 06490

Douglas L. McKnight                Post Office Drawer 3057
                                   Abilene, Texas 79604

         At all elections of directors each holder of stock entitled to vote shall be entitled to cast for the election of directors as many votes as shall equal the number of shares of stock held multiplied by the number of directors to be elected, and to cumulate his votes and cast all of such votes for a single director or distribute such votes among the number to be voted for in such manner as the holder may see fit.

         Any shareholder who intends to cumulate his votes as herein authorized shall give written notice of such intention to be secretary of the corporation on or before the day preceding the election at which such shareholder intends to cumulate his votes. All shareholders may cumulate their votes if any shareholder gives the written notice provided for herein.

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     WE, THE UNDERSIGNED, being each of the incorporators hereinabove named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set our hands this 13/th/ day of November, 1978.

                                   /s/ M. A. Ferrucci
                                   -----------------------------------
                                       M. A. Ferrucci

                                   /s/ R. F. Andrews
                                   -----------------------------------
                                       R. F. Andrews

                                   /s/ W. J. Reif
                                   -----------------------------------
                                       W. J. Reif

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